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                       AGREEMENT AND PLAN OF MERGER

                              By and Between

                       SHAWMUT NATIONAL CORPORATION

                                  and

                         NORTHEAST FEDERAL CORP.

                        Dated as of June 11, 1994

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                      AGREEMENT AND PLAN OF MERGER


          AGREEMENT AND PLAN OF MERGER, dated as of June 11, 1994 (this "Agreement"), by and between Shawmut National Corporation, a Delaware corporation ("Parent"), and Northeast Federal Corp., a Delaware corporation ("Target").

          WHEREAS, the Boards of Directors of Parent and Target have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transaction provided for herein in which a subsidiary of Parent ("Merger Sub") will, subject to the terms and conditions set forth herein, merge (the "Merger") with and into Target; and

          WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

          NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:


                                ARTICLE I

                               THE MERGER


          1.1 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined in Section 1.2 hereof), Merger Sub shall merge with and into Target. Target shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger, and shall continue its corporate existence under the laws of the State of Delaware as a wholly owned subsidiary of Parent. Upon consummation of the Merger, the separate corporate existence of Merger Sub shall terminate.

          1.2 Effective Time. The Merger shall become effective as set forth in the certificate of merger (the "Certificate of Merger") which shall be filed with the Secretary of State of the State of Delaware (the "Secretary") on the Closing Date (as defined in Section 9.1 hereof). The term "Effective Time" shall be the date and

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time when the Merger becomes effective, as set forth in the Certificate of
Merger.

          1.3 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in Sections 259 and 261 of the DGCL.

          1.4  Conversion of Target Common Stock; Target Preferred Stock.
(a) At the Effective Time, subject to Section 2.2(e) hereof, each share of the common stock, par value $0.01 per share, of Target (the "Target Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of Target Common Stock held (x) in Target's treasury or (y) directly or indirectly by Parent or Target or any of their respective Subsidiaries (as defined below) (except for Trust Account Shares and DPC Shares, as such terms are defined in Section 1.4(b) hereof)) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into the number of shares (the "Exchange Ratio") of common stock, par value $.01 per share, of Parent ("Parent Common Stock") (together with the number of Parent Rights (as defined in Section 4.2 hereof) associated therewith) determined as follows:

          (i)  if the Parent Common Stock Average Price (as defined in
               Section 8.1(g) hereof) is greater than or equal to $26.235, the Exchange Ratio will be .415;

         (ii) if the Parent Common Stock Average Price is less than $26.235 but equal to or greater than $21.465, the Exchange Ratio will be (i) $10.875 divided by (ii) the Parent Common Stock Average Price; or

        (iii) if the Parent Common Stock Average Price is less than $21.465, the Exchange Ratio will be .507.

          All of the shares of Target Common Stock converted into Parent
Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each certificate (each a "Certificate") previously representing any such shares of Target Common Stock shall thereafter represent the right to receive (i) a certificate representing the number of whole shares of Parent Common Stock and (ii) cash in lieu of fractional shares into which the shares of Target Common Stock represented by such Certificate have been converted pursuant to this Section 1.4(a) and Section 2.2(e) hereof. Certificates previously representing shares of Target Common

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Stock shall be exchanged for certificates representing whole shares of Parent
Common Stock and cash in lieu of fractional shares issued, in consideration therefor upon the surrender of such Certificates in accordance with Section
2.2 hereof, without any interest thereon. If prior to the Effective Time Parent should split or combine its common stock, or pay a dividend or other distribution in such common stock, then the Exchange Ratio shall be appropriately adjusted to reflect such split, combination, dividend or distribution.

          (b) At the Effective Time, all shares of Target Common Stock that are owned by Target as treasury stock and all shares of Target Common Stock that are owned directly or indirectly by Parent or Target or any of their respective Subsidiaries (other than shares of Target Common Stock held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties (any such shares, and shares of Parent Common Stock which are similarly held, whether held directly or indirectly by Parent or Target or any of their respective subsidiaries, as the case may be, being referred to herein as "Trust Account Shares") and other than any shares of Target Common Stock held by Parent or Target or any of their respective Subsidiaries in respect of a debt previously contracted (any such shares of Target Common Stock, and shares of Parent Common Stock which are similarly held, whether held directly or indirectly by Parent or Target or any of their respective subsidiaries, being referred to herein as "DPC Shares")) shall be cancelled and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor. All shares of Parent Common Stock that are owned by Target or any of its Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of Parent.

          (c) At and after the Effective Time each share of the $8.50 Cumulative Preferred Stock, Series B, of Target (the "Target Series B Preferred Stock"), outstanding shall remain outstanding.

          1.5 Conversion of Merger Sub Common Stock. Each of the 100 shares of the common stock, par value $1.00 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for one share common stock, par value $1.00, of the Surviving Corporation, which shall thereafter constitute all of the issued and outstanding shares of Common Stock of the Surviving Corporation.

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          1.6  Options and Warrants.  At the Effective Time, each option and warrant granted by Target to purchase shares of Target Common Stock which is outstanding and unexercised immediately prior thereto shall be converted automatically into an option or warrant, as the case may be, to purchase shares of Parent Common Stock in an amount and at an exercise price determined as provided below (and, in the case of options, otherwise subject to the terms of the 1983 Stock Option Plan of Target, The 1986 Stock Option Plan of Target, the Target 1993 Stock Option Plan, or the Target 1993 Stock Option Plan for Three Year Term Outside Directors, as the case may be (each a "Target Stock Option Plan"; collectively the "Target Stock Option Plans") or, in the case of warrants, otherwise subject to the terms of the Stock Warrants, each dated April 22, 1992, of Target (the "Target Warrants")):

          (a) The number of shares of Parent Common Stock to be subject to the new option or warrant shall be equal to the product of the number of shares of Target Common Stock subject to the original option or warrant and the Exchange Ratio, provided that any fractional shares of Parent Common Stock resulting from such multiplication shall be rounded to the nearest whole share; and

          (b) The exercise price per share of Parent Common Stock under the new option or warrant shall be equal to the exercise price per share of Target Common Stock under the original option or warrant divided by the Exchange Ratio, provided that such exercise price shall be rounded to the nearest cent.

The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The duration and other terms of the new option or warrant shall be the same as the original option or warrant, except that all references to Target shall be deemed to be references to Parent.

          1.7 Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of Target, as in effect at the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation.

          1.8 By-Laws. At the Effective Time, the By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving

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Corporation until thereafter amended in accordance with applicable law.

          1.9 Directors and Officers. The directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified, provided that so long as the Target Series B Preferred Stock is outstanding by the terms thereof, and DEPCO or any Nominee (each as defined in Section 3.27) is entitled to elect directors of Target pursuant to the terms of the Target Series B Preferred Stock, the directors elected by the holders of the Target Series B Preferred Stock shall be directors of the Surviving Corporation.

          1.10 Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code.


                                 ARTICLE II

                             EXCHANGE OF SHARES


          2.1 Parent to Make Shares Available. As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with a bank or trust company selected by Parent (which may be a Subsidiary of Parent) (the "Exchange Agent"), for the benefit of the holders of Certificates, for exchange in accordance with this Article II, certificates representing the shares of Parent Common Stock and the cash in lieu of fractional shares (such cash and certificates for shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 1.4 and paid pursuant to
Section 2.2(a) in exchange for outstanding shares of Target Common Stock.

          2.2 Exchange of Shares. (a) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual receipt of the Certificates by the Exchange Agent) and

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instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the shares of Parent Common Stock and cash in lieu of fractional shares, if any, into which the shares of Target Common Stock previously represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. Upon proper surrender to the Exchange Agent of a Certificate for exchange and cancellation, together with such properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Parent Common Stock to which such holder of Target Common Stock shall have become entitled pursuant to the provisions of Article I hereof and (y) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates. Notwithstanding anything to the contrary contained herein, no certificate representing Parent Common Stock or cash in lieu of a fractional share interest shall be delivered to a person who is an Affiliate (as defined in Section 6.5) of Target unless such Affiliate has theretofore executed and delivered to Parent the agreement referred to in Section 6.5.

          (b) No dividends or other distributions payable after the Effective Time with respect to Parent Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall duly surrender such Certificate in accordance with this Article II. After the surrender of a Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any dividends or other distributions, without any interest thereon, which became payable with respect to the shares of Parent Common Stock represented by such Certificate after the Effective Time but on or before the time of such surrender. No holder of an unsurrendered Certificate shall be entitled, until the surrender of such Certificate, to vote the shares of Parent Common Stock into which his or her Target Common Stock shall have been converted.

          (c)  If any certificate representing shares of Parent Common
Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate

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instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

          (d) After the Effective Time, there shall be no transfers on the stock transfer books of Target of the shares of Target Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for certificates representing shares of Parent Common Stock as provided in this
Article II.

          (e) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Target. In lieu of the issuance of any such fractional share, Parent shall pay to each former stockholder of Target who otherwise would be entitled to receive a fractional share of Parent Common Stock an amount in cash determined by multiplying (i) the average of the closing-sale prices of Parent Common Stock on the New York Stock Exchange as reported by The Wall Street Journal for the five trading days immediately preceding the date of the Effective Time by (ii) the fraction of a share of Parent Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 1.4 hereof.

          (f) Any portion of the Exchange Fund that remains unclaimed by the stockholders of Target for six months after the Effective Time shall be paid to Parent. Any stockholders of Target who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their shares of Parent Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions on the Parent Common Stock deliverable in respect of each share of Target Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding

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the foregoing, none of Parent, Target, the Exchange Agent or any other person shall be liable to any former holder of shares of Target Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and cash in lieu of fractional shares and unpaid dividends and distributions on Parent Common Stock deliverable in respect thereof pursuant to this Agreement.


                                ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF TARGET


          Target hereby represents and warrants to Parent and Merger Sub as follows:

          3.1 Corporate Organization. (a) Target is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Target has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect (as defined below) on Target. As used in this Agreement, the term "Material Adverse Effect" means, with respect to Parent, Target or the Surviving Corporation, as the case may be, a material adverse effect on the business, properties, assets, liabilities, prospects, results of operations or financial condition of such party and its Subsidiaries taken as a whole or the ability of any party to consummate the transactions contemplated hereby on the terms hereof, it being understood that a Material Adverse Effect will not include a change with respect to, or effect on, such entity resulting from a change in law, rule, regulation, generally accepted or regulatory accounting

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principles, or a change with respect to, or effect on, such entity resulting from any other matter affecting financial institutions or their holding companies generally. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes or of which the party holds 25% or more of the shares. Target is duly registered as a savings and loan holding company under the Home Owners' Loan Act, as amended ("HOLA"). The copies of the Certificate of Incorporation and By-laws of Target which have previously been delivered to Parent are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

          (b) Northeast Savings, F.A. ("Target Bank") is a federal savings and loan association or savings bank duly organized, validly existing and in good standing under the laws of the United States. The deposit accounts of Target Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Savings Association Insurance Fund (the "SAIF") to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid by Target Bank. Target Bank is the only direct Subsidiary of Target, and is the only Subsidiary of Target that is a "Significant Subsidiary" as such term is defined in Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"). Target Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Target. The copies of the Federal Stock Charter and By-laws of Target Bank which have previously been delivered to Parent are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

          (c) The minute books of Target and Target Bank accurately reflect in all material respects all corporate actions held or taken since January 1, 1989 of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

          3.2 Capitalization. (a) The authorized capital stock of Target consists of 25,000,000 shares of Target Common Stock and 15,000,000 shares of preferred stock, par

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value $.01 per share ("Target Preferred Stock").  As of March 31, 1994, there are (x) 13,519,193 shares of Target Common Stock issued and outstanding and no shares of Target Common Stock held in Target's treasury and 402,576 shares of Target Series B Preferred Stock issued and outstanding, (y) no shares of Target Common Stock reserved for issuance upon exercise of outstanding stock options or warrants or otherwise except for (i) 1,497,292 shares of Target Common Stock reserved for issuance pursuant to the Target Stock Option Plans and (ii) 800,000 shares of Target Common Stock reserved for issuance pursuant to the Target Warrants and (z), except for the 402,576 shares of Target
Series B Preferred Stock issued and outstanding and shares of such stock which may be issued in payment for dividends on the Target Series B Preferred Stock, no shares of Target Preferred Stock are issued or outstanding or reserved for issuance. All of the issued and outstanding shares of Target Common Stock and Target Series B Preferred Stock have been authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except as referred to above or reflected in Section 3.2(a) of the Disclosure Schedule which is being delivered to Parent concurrently herewith (the "Target Disclosure Schedule"), Target does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Target Common Stock or Target Preferred Stock or any other equity security of Target or any securities representing the right to purchase or otherwise receive any shares of Target Common Stock or any other equity security of Target. The names of the optionees, the date of each option to purchase Target Common Stock granted, the number of shares subject to each such option, the expiration date of each such option, and the price at which each such option may be exercised under the Target Stock Option Plans are set forth in Section 3.2(a) of the Target Disclosure Schedule. Except as set forth in
Section 3.2(a) of the Target Disclosure Schedule, since March 31, 1994, Target has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than pursuant to the exercise of employee or director stock options granted prior to such date and except for Series B Preferred Stock issued in payment of dividends on outstanding shares of Series B Preferred Stock. Section 3.2(a) of the Target Disclosure Schedule sets forth the number of shares of Target Common Stock issued and outstanding as of the date of this Agreement. Target has reserved an adequate number of shares to cover exercise of options under the

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currently outstanding options granted pursuant to the Target Stock Option Plans.

          (b) Section 3.2(b) of the Target Disclosure Schedule sets forth a true and correct list of all of the Target Subsidiaries as of the date of this Agreement. Except as set forth in Section 3.2(b) of the Target Disclosure Schedule, Target owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the Target Subsidiaries, free and clear of all liens, charges, encumbrances and security interests whatso-ever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Each Target Subsidiary is duly organized and validly existing as a corporation or partnership under the laws of its jurisdiction of organization. No Target Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Assuming compliance by Parent with Section 1.6 hereof and except pursuant to the DEPCO Agreement (as defined in Section 3.27), at the Effective Time, there will not be any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character by which Target or any of its Subsidiaries will be bound calling for the purchase or issuance of any shares of the capital stock of Target or any of its Subsidiaries.

          3.3 Authority; No Violation. (a) Target has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Target. The Board of Directors of Target has directed that this Agreement and the transactions contemplated hereby be submitted to Target's stockholders for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the requisite vote of Target's stockholders, no other corporate proceedings on the part of Target are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Target and constitutes a valid and binding obligation of Target.

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          (b)  Except as set forth in Section 3.3(b) of the Target
Disclosure Schedule, neither the execution and delivery of this Agreement by Target nor the consummation by Target of the transactions contemplated hereby or thereby, nor compliance by Target with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Certificate of Incorporation or By-Laws of Target or the certificate of incorporation, by-laws or similar governing documents of Target Bank or (ii) assuming that the consents and approvals referred to in Section 3.4 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Target or Target Bank, or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Target or Target Bank under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Target or Target Bank is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause
(y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, would not have or be reasonably likely to have a Material Adverse Effect on Target.

          3.4 Consents and Approvals. Except for (a) the filing of applications and notices, as applicable, with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the Bank Holding Company Act of 1956, as amended (the "BHC Act") and approval of such applications and notices, (b) the filing of applications with the Office of Thrift Supervision (the "OTS") under the HOLA and approval of such applications, (c) the filing of any required applications or notices with any state agencies and approval of such applications (the "State Approvals"), (d) the filing with the SEC of a proxy statement in definitive form relating to any meeting of Target's stockholders to be held in connection with this Agreement and the transactions contemplated hereby (the "Proxy Statement"), (e) the approval of this Agreement by the requisite vote of the stockholders of Target,
(f) the filing of the Certificate of Merger with the Secretary pursuant to the DGCL, and (g) such filings, authorizations or approvals as may be set forth in

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Section 3.4 of the Target Disclosure Schedule, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with (1) the execution and delivery by Target of this Agreement and (2) the consummation by Target of the Merger and the other transactions contemplated hereby.

          3.5  Loan Portfolio; Reports.  (a)  Except as set forth in
Section 3.5(a) of the Target Disclosure Schedule, as of March 31, 1994, neither Target nor any of its Subsidiaries is a party to any written or oral (i) loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, "Loans"), other than Loans the unpaid principal balance of which does not exceed $100,000, under the terms of which the obligor was, as of March 31, 1994, over 90 days delinquent in payment of principal or interest or in default under any other provision, or (ii) Loan to any director, executive officer or ten percent stockholder of Target or any of its Subsidiaries or, to the knowledge of Target, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. Section 3.5(a) of the Target Schedule sets forth (i) all of the Loans of Target or any of its Subsidiaries the unpaid principal amount in excess of (A) $100,000 that as of the date of this Agreement are internally classified as "Substandard," "Doubtful," "Loss," or "Classified," (B) $100,000 that as of the date of this Agreement are internally classified as "Criticized," "Other Loans Especially Mentioned" or "Special Mention",
(C) $750,000 that as of the date of this Agreement are internally classified as "Credit Risk Assets," "Concerned Loans," "Watch List" or words of similar import, in each case together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, and (ii) by category of Loan (i.e., commercial, consumer, etc.), all of the other Loans of Target and its Subsidiaries that as of the date of this Agreement are classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category. Target shall promptly inform Parent of any Loan that becomes classified in the manner described in the previous sentence, or any Loan the classification of which is changed, at any time after the date of this Agreement. Target and its Subsidiaries have internally classified, in the manner described above, all Loans that any auditor or government examiner has criticized or classified, and the internal classification of such Loans is at

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least as strict as the criticism or classification thereof by an auditor or government examiner.

          (b) Target and Target Bank have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1990 with (i) the Federal Reserve Board, (ii) the FDIC, (iii) the OTS, (iv) any state regulatory authority (each a "State Regulator") and (v) any self-regulatory organization ("SRO") (collectively "Regulatory Agencies"), and all other material reports and statements required to be filed by them since January 1, 1989, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, the Federal Reserve Board, the FDIC, the OTS, any State Regulator or any SRO, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Target and its Subsidiaries, and except as otherwise disclosed in Section 3.5(b) of the Target Disclosure Schedule, no Regulatory Agency has initiated any proceeding or, to the best knowledge of Target, investigation into the business or operations of Target or any of its Subsidiaries since January 1, 1989. Except as otherwise disclosed in Section 3.5(b) of the Target Disclosure Schedule, there is no material unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of Target or any of its Subsidiaries.

          3.6 Financial Statements. Target has previously delivered to Parent copies of (a) the consolidated balance sheets of Target and its Subsidiaries as of December 31, for the fiscal years ended December 31, 1992 and 1993, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the fiscal years in the three year period ended December 31, 1993, as reported in Target's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), accompanied by the audit reports of Deloitte & Touche or Coopers & Lybrand, independent public accountants with respect to Target, and (b) the unaudited consolidated balance sheets of Target and its Subsidiaries as of March 31, 1993 and March 31, 1994 and the related unaudited consolidated statements of income, cash flows and changes in stockholders' equity for the three month periods then ended as reported in Target's Quarterly Report on Form 10-Q for the period ended March 31, 1994 filed with the SEC under the Exchange Act. The March 31, 1994 consolidated balance sheet of Target (including the related notes, where applicable) fairly presents the consolidated financial position of Target its Subsidiaries as of the date thereof, and the other financial statements referred to in this
Section 3.6 (including the related notes, where applicable) fairly present, and the financial statements referred to in Section 6.8 hereof will fairly present (subject, in the case of the unaudited statements recurring audit adjustments normal in nature and amount), the results of the consolidated operations and consolidated financial position of Target a Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, applicable) comply, and the financial statements referred to in Section 6.8 hereof will comply, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 6.8 hereof will be, prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except in the case of unaudited statements, as permitted by Form 10-Q. The books records of Target and Target Bank have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal accounting requirements and reflect only actual transactions.

          3.7 Broker's Fees. Neither Target nor any Target Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, except that Target has engaged, and will pay a fee or commission to, Lehman Brothers Inc. ("Lehman Brothers") in accordance with the terms of a letter agreement between Lehman Brothers and Target, a true, complete and correct copy of which has been previously delivered by Target to Parent.

          3.8 Absence of Certain Changes or Events. (a) Except as may be set forth in Section 3.8(a) of the Target Disclosure Schedule or as disclosed in Target's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, true, complete and correct copies of which have previously been delivered to Parent, since December 31, 1993, (i) neither Target nor any of its Subsidiaries has incurred any material liability, except in the ordinary course of its business consistent with prudent banking practices, and

(ii) no events have occurred which have had, individually or in the aggregate, a Material Adverse Effect on Target.

          (b)  Except as set forth in Section 3.8(b) of the Target
Disclosure Schedule or as disclosed in Target's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, since December 31, 1993, Target and its Subsidiaries have carried on their respective businesses in the ordinary and usual course consistent with prudent banking practices.

          (c)  Except as set forth in Section 3.8(c) of the Target
Disclosure Schedule, since December 31, 1993, neither Target nor any of its Subsidiaries has (i) except for normal increases in the ordinary course of business consistent with past practice or except as required by applicable law, increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 1993, granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus other than year-end bonuses for fiscal 1993 and 1994 as listed in Section 3.8 of the Target Disclosure Schedule or
(ii) suffered any strike, work stoppage, slow-down, or other labor disturbance.

          3.9  Legal Proceedings.  (a)  Except as set forth in
Section 3.9(a) of the Target Disclosure Schedule, neither Target nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of Target's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Target or any of its Subsidiaries as to which there is a reasonable probability of an adverse determination and (i) which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on Target or the Surviving Corporation or (ii) challenging the validity or propriety of the transactions contemplated by this Agreement.

          (b) Except as otherwise disclosed in Section 3.9(b) of the Target Disclosure Schedule, there is no injunction, order, judgment, decree, or regulatory restriction imposed upon Target, any of its Subsidiaries or the assets of Target or any of its Subsidiaries which has had, or might reasonably be expected to have, a Material Adverse Effect on Target or the Surviving Corporation.

          (c) Section 3.9(c) of the Target Disclosure Schedule sets forth all pending litigation involving any claim against the Target Bank or any of its Subsidiaries, whether directly or by counterclaim, involving a "lender liability" cause of action.

          3.10  Taxes and Tax Returns.  (a)  Except as may be reflected in
Section 3.10 of the Target Disclosure Schedule or, in the aggregate, otherwise would not have a Material Adverse Effect on Target, Parent or the Surviving Corporation, each of Target and its Subsidiaries has duly filed all Federal, state, and to the best of its knowledge, county, local and foreign Tax returns (including, without limitation, information returns and returns of estimated tax) required to be filed by it on or prior to the date hereof (all such returns being accurate and complete) and has duly paid or made adequate provision for the payment of all Taxes (as defined below) that have been incurred by it or are due or claimed to be due from it by Federal, state, county, local or foreign taxing authorities on or prior to the date of this Agreement (including, without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than Taxes that are being contested in good faith (and which are set forth in Section 3.10 of the Target Disclosure Schedule). The income tax returns of Target and its Subsidiaries have been examined by the Internal Revenue Service (the "IRS") for all years through and including 1979, and the deficiencies (if any) asserted as a result of such examination either, in the aggregate, were not material, or have been satisfied. Except as may be reflected in Section 3.10 of the Target Disclosure Schedule there are no material disputes pending, or claims asserted for, Taxes or assessments upon Target or any of its Subsidiaries, nor does Target or any of its Subsidiaries have outstanding any currently effective waivers extending the statutory period of limitation applicable to any Federal, state, county, local or foreign income tax return for any period. In addition,
(i) proper and accurate amounts have been withheld by Target and its Subsidiaries from their employees, customers, depositors, shareholders and others from whom they are required to withhold Tax in compliance with all applicable Federal, state, county, local and foreign laws, except where the failures to do so would not, in the aggregate, have a Material Adverse Effect on Target, Parent or the Surviving Corporation and (ii) there are no Tax liens upon any property or assets of the Target or its Subsidiaries except liens for current Taxes not yet due. Except as, in the aggregate, would not have a Material Adverse Effect on Target, Parent or the Surviving Corporation, or as disclosed in Section 3.10 of the Target Disclosure Schedule, to the best of its knowledge, (i) no property of Target or any of its Subsidiaries is property that Target or any of its Subsidiaries is or will be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Section 168(h) of the Code; (ii) neither Target nor any of its Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason a voluntary change in accounting method initiated by Target or any of its Subsidiaries, and the Internal Revenue Service has not initiated or proposed any such adjustment or change in accounting method; and (iii) neither Target nor any of its Subsidiaries has entered into a transaction which is being accounted for as an installment obligation under Section 453 of the Code.

          (b) As used in this Agreement, the term "Tax" or "Taxes" means all Federal, state, county, local, and foreign income, excise, gross receipts, ad valorem, profits, gains, transfer gains, property, sales, transfer, use, payroll, employment, severance, withholding, backup withholding, intangibles, franchise, and other taxes, governmental charges, levies or like assessments together with all penalties and additions to Tax and interest thereon.

          (c) Target Bank, at the close of its most recent taxable year, qualified, and on the Closing Date will qualify either as a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Code or as a "mutual savings bank" within the meaning of Section 591(b) of the Code that meets the requirements of Section 7701(a)(19)(C) of the Code.

          3.11  Employees.  (a)  The Target Reports (as defined in Section
3.12 hereof) accurately describe all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance contracts, other material employee benefit plans and any applicable "change of control" or similar provisions in any plan, contract or arrangement which cover employees or former employees of Target or its Subsidiaries (collectively, the "Compensation and Benefit Plans") required to be described in such Target Reports. The Compensation and Benefit Plans and all other benefit plans, contracts or arrangements covering directors, employees or former employees of Target or its Subsidiaries (the "Employees"), including, but not limited to, "employee benefit plans" within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended

("ERISA"), are listed in Section 3.11 of the Target Disclosure Schedule. True and complete copies of all Compensation and Benefit Plans and such other benefit plans, contracts or arrangements, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part of any such plans and agreements, and all amendments thereto, including but not limited to (i) the actuarial report for such plan (if applicable) for each of the last two years, and (ii) the most recent determination letter from the IRS (if applicable) for such plan, have heretofore been delivered to Parent.

          (b) All employee benefit plans, other than "multiemployer plans" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA, covering Employees (the "Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA. Each Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), has received a favorable determination letter from the IRS, and Target is not aware of any circumstances likely to result in revocation of any such favorable determination letter. The 1985 Target Employee Stock Ownership Plan satisfies the requirements for an employee stock ownership plan under Section 4975(e)(7) of the Code. There is no material pending or threatened litigation relating to the Plans. Neither Target nor any of its Subsidiaries has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject Target or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

          (c) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Target or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with Target or any of its Subsidiaries under Section 4001 of ERISA or
Section 414 of the Code (an "ERISA Affiliate"). Target and its Subsidiaries have not incurred and do not expect to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

          (d) All contributions required to be made under the terms of any Plan have been timely made. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or
Section 302 of ERISA. Neither Target nor its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

          (e) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Plan, and there has been no material change in the financial condition of such Plan since the last day of the most recent Plan Year. The withdrawal liability of Target and its Subsidiaries under each Benefit Plan which is a multiemployer plan to which Target, its Subsidiaries or an ERISA Affiliate has contributed during the preceding 12 months, determined as if a "complete withdrawal", within the meaning of Section 4203 of ERISA, had occurred as of the date hereof, does not exceed $100,000.

          (f) Neither Target nor its Subsidiaries has any obligations for retiree health and life benefits under any Plan, except as set forth in Section
3.11 of the Target Disclosure Schedule. Except as set forth in Section 3.11 of the Target Disclosure Schedule, there are no restrictions on the rights of Target or its Subsidiaries to amend or terminate any such Plan without incurring any liability thereunder.

          (g) Target and its Subsidiaries have no material unfunded liabilities with respect to any Pension Plan which covers foreign Employees.

          (h) Neither Target nor any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor is Target or any of its Subsidiaries the subject of any material proceeding asserting that Target or any such Subsidiary has committed an unfair labor practice or seeking to compel Target or such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike involving Target or any of its Subsidiaries pending or, to the best of Target's knowledge, threatened, nor is Target aware of any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organizational activity.

          3.12 SEC Reports. Target has made or will make available to Parent an accurate and complete copy of each (a) registration statement, prospectus, report, schedule, proxy statement, information statement or other stockholder communication used, circulated or filed after January 1, 1990 by Target, and no such registration statement, prospectus, report, schedule, proxy statement, information statement or communication, each in the form (including exhibits and amendments thereto) filed with the SEC (or if not so filed, in the form first used or circulated) (collectively, the "Target Reports"), contained, as of its date, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Target has timely filed, and will timely file, all Target Reports and other documents required to be filed by it under the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act, and, as of their respective dates, all Target Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

          3.13 Target Information The information relating to or provided by Target and its Subsidiaries to be contained or incorporated by reference in the Proxy Statement and the registration statement on Form S-4 (the "S-4") in which the Proxy Statement will be included as a prospectus, or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. The Proxy Statement (except for such portions thereof that relate only to Parent or any of its Subsidiaries) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

          3.14  Compliance with Applicable Law.  Except as disclosed in
Section 3.14 of the Target Disclosure Schedule, Target and each of its Subsidiaries hold, and have at all times held, all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default in any respect under any, applicable laws, statutes, orders, rules, regulations, policies and/or guidelines of any Governmental Entity relating to Target or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, individually or in the aggregate, have a Material Adverse Effect on Target or the Surviving Corporation, and neither Target nor any of its Subsidiaries knows of, or has received notice of, any violations of any of the above.

          3.15  Certain Contracts.  (a)  Except as set forth in
Section 3.15(a) of the Target Disclosure Schedule, neither Target nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers, employees or consultants, (ii) which, upon the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Parent, Target, Target Bank, the Surviving Corporation or any of their respective Subsidiaries to any officer or employee thereof, (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Target Reports filed with the SEC during 1994,
(iv) which is a consulting agreement (including data processing, software programming and licensing contracts) not terminable on 60 days or less notice involving the payment of more than $100,000 per annum, in the case of any such agreement with an individual, or $500,000 per annum, in the case of any other such agreement, (v) which materially restricts the conduct of any line of business by Target or Target Bank, or (vi) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Target has previously delivered to Parent true and correct copies of all employment, consulting and deferred compensation agreements which are in writing and to which Target or any of its Subsidiaries is a party. Each contract, arrangement, commitment or understanding of the type described in this

Section 3.15(a), whether or not set forth in Section 3.15(a) of the Target Disclosure Schedule, is referred to herein as a "Target Contract," and neither Target nor any of its Subsidiaries knows of, or has received notice of, any material violation of the above.

          (b)  Except as set forth in Section 3.15(b) of the Target
Disclosure Schedule, (i) each Target Contract is valid and binding and in full force and effect, (ii) Target and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Target Contract, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect on Target, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of Target or any of its Subsidiaries under any such Target Contract, except where such default, individually or in the aggregate, would not have a Material Adverse Effect on Target.

          3.16 Agreements with Regulatory Agencies. Except as disclosed in the Target Reports or as set forth in Section 3.16 of the Target Disclosure Schedule, neither Target nor any of its Subsidiaries is subject to any cease-and desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not set forth on Section 3.16 of the Target Disclosure Schedule, a "Regulatory Agreement"), any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has Target or any of its Subsidiaries been advised by any regulatory Agency or other Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

          3.17  Investment Securities.  Section 3.17 of the Target
Disclosure Schedule sets forth the book and market value as of March 31, 1994 of the investment securities, mortgage backed securities and securities held for sale of Target and its Subsidiaries. Section 3.17 of the Target Disclosure Schedule sets forth an investment securities report which includes security descriptions, CUSIP numbers, pool face values, book values, coupon rates, market values, book yields and weighted average coupon, in each case as of March 31, 1994.

          3.18 Intellectual Property. Except where there would be no Material Adverse Effect on Target, Target and each of its Subsidiaries owns or possesses valid and binding licenses and other rights to use without payment all material patents, copyrights, trade secrets, trade names, servicemarks and trademarks used in its businesses and neither Target nor any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. Target and each of its Subsidiaries have in all material respects performed all the obligations required to be performed by them and are not in default in any material respect under any contract, agreement, arrangement or commitment relating to any of the foregoing, except where such nonperformance or default would not, individually or in the aggregate, have a Material Adverse Effect on Target.

          3.19  Undisclosed Liabilities.  Except (a) as set forth in
Section 3.19 of the Target Disclosure Schedule, (b) for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of Target included in its Form 10-Q for the period ended March 31, 1994 and
(c) for liabilities incurred in the ordinary course of business consistent with past practice since March 31, 1994, neither Target nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, is, or could reasonably be expected to have, a Material Adverse Effect on Target or the Surviving Corporation.

          3.20  Takeover Restrictions.  (a)  The Board of Directors of
Target has approved the transactions contemplated by this Agreement such that the supermajority vote provisions of Section 203 of the DGCL and Section 8 of Target's Certificate of Incorporation will not apply to this Agreement or any of the transactions contemplated hereby.

          (b) No "business combination", "moratorium", "control share", or other federal or state antitakeover statute or regulation (collectively, "Antitakeover Provisions") other than HOLA or the Federal Deposit Insurance Act (i) prohibits or restricts Target's ability to perform its obligations under this Agreement, or its ability to consummate the transactions contemplated hereby, (ii) would have the effect of invalidating or voiding this Agreement, or any provision hereof, (iii) would subject

Parent or Merger Sub to any material impediment or condition in connection with the exercise of any of its rights under this Agreement, or (iv) would provide any rights to, or permit the exercise of rights by, Target's stockholders.

          3.21 Administration of Fiduciary Accounts. Each of Target and Target Bank has properly administered in all material respects all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither Target nor Target Bank nor any of their respective directors, officers or employees has committed any breach of trust with respect to any such fiduciary account which has had or could reasonably be expected to have a Material Adverse Effect on Target, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

          3.22  Environmental Matters.  Except as set forth in
Section 3.22 of the Target Disclosure Schedule, to the knowledge of Target:

          (a)  Each of Target, its Subsidiaries, the Participation
Facilities and the Loan/Fiduciary Properties (each as hereinafter defined) are, and have been, in compliance with all applicable laws, rules, regulations, standards and requirements of all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Material or petroleum or petroleum products, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Material or petroleum or petroleum products), except for violations which, either individually or in the aggregate, have not had and cannot reasonably be expected to have a Material Adverse Effect on Target;

          (b) There is no suit, claim, action, proceeding, investigation or notice pending or threatened (or past or present actions, activities, circumstances, conditions, events or incidents that could form the basis of any such suit, claim, action, proceeding, investigation or notice), before any Governmental Entity or other forum in which Target, any of its Subsidiaries, any Participation Facility or any Loan/Fiduciary Property (or person or entity whose liability for any such suit, claim, action, proceeding, investigation or notice Target, any of its Subsidiaries, Participation Facility or Loan/Fiduciary Property has or may have retained or assumed either contractually or by operation of law), has been or, with respect to threatened suits, claims, actions, proceedings, investigations or notices may be, named as a defendant (x) for alleged noncompliance (including by any predecessor), with any environmental law, rule or regulation or (y) relating to the release or threatened release into the environment of any Hazardous Material (as hereinafter defined) or petroleum or petroleum products whether or not occurring at or on a site owned, leased or operated by Target or any of its Subsidiaries, any Participation Facility or any Loan/Fiduciary Property, except where such noncompliance or release has not had, and cannot be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect on Target;

          (c) During the period of (x) Target's or any of its Subsidiaries' ownership or operation of any of their respective current properties, (y) Target's or any of its Subsidiaries' participation in the management of any Participation Facility, or (z) Target's or any of its Subsidiaries' holding of a security or other interest in a Loan/Fiduciary Property, there has been no release of Hazardous Material or petroleum or petroleum products in, on, under or affecting any such property, except where such release or threatened release has not had and cannot reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Target. Prior to the period of (x) Target's or any of its Subsidiaries' ownership or operation of any of their respective current properties, (y) Target's or any of its Subsidiaries' participation in the management of any Participation Facility, or (z) Target's or any of its Subsidiaries' holding of a security or other interest in a Loan/Fiduciary Property, there was no release or threatened release of Hazardous Material or petroleum or petroleum products in, on, under or affecting any such property, Participation Facility or Loan/Fiduciary Property, except where such release has not had and cannot be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect on Target; and

          (d)  The following definitions apply for purposes of this
Section 3.22: (x) "Loan/Fiduciary Property" means any property owned or controlled by Target or any Target Subsidiary or in which Target or any of its Subsidiaries holds a security or other interest, and, where required by the context, said term means the owner or operator of such property; (y) "Participation Facility" means any facility in which Target or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such property; and (z) "Hazardous Material" means any pollutant, contaminant, waste or hazardous or toxic substance.

          3.23  Derivative Transactions.  Section 3.23 of the Target
Disclosure Schedule sets forth the market value, as of May 31, 1994, of all holdings by Target or any of its Subsidiaries of positions in forwards, futures, options on futures, swaps and any other instrument within the scope of Target's Board-approved investment policy ("Derivative Instruments"). Except as set forth in Section 3.23 of the Target Disclosure Schedule, since December 31, 1993 neither Target nor any of its Subsidiaries has engaged in any transactions in or involving Derivative Instruments except as agent on the order and for the account of others. None of the counterparties to any contract or agreement with respect to any such instrument is in default with respect to such contract or agreement and no such contract or agreement, were it to be a Loan held by Target or any of its Subsidiaries, would be classified as "Other Loans Especially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans" or words of similar import. The financial position of Target and its Subsidiaries on a consolidated basis under or with respect to each such instrument has been reflected in the books and records of Target and such Subsidiaries in accordance with GAAP consistently applied, and no open exposure of Target or any of its Subsidiaries with respect to any such instrument (or with respect to multiple instruments with respect to any single counterparty) exceeds $500,000.

          3.24 Accuracy of Information. The statements contained in this Agreement, the Target Disclosure Schedules or in any other written document delivered by or on behalf of Seller pursuant to the terms of this Agreement are true and correct, and such statements and documents do not omit any fact necessary to make the statements contained therein not misleading.

          3.25 Opinion. Target has received an opinion, dated the date of this Agreement, from Lehman Brothers to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof the consideration to be received by the stockholders of Target pursuant to the Merger is fair to such stockholders from a financial point of view.

          3.26  Assistance Agreements.  Except as set forth in
Section 3.26 of the Target Disclosure Schedule, neither Target nor any of its Subsidiaries is a party to any agreement or arrangement entered into in connection with the consummation of a federally or state assisted acquisition of a depository institution pursuant to which Target or any of its Subsidiaries is entitled to receive financial assistance or indemnification from any governmental agency.

          3.27 DEPCO Directors. On the date hereof, (i) the Rhode Island Depositors Economic Protection Corporation ("DEPCO") or any "Nominee" as defined in the Stock and Warrant Purchase Agreement dated as of April 21, 1992, by and between DEPCO and Target (the "DEPCO Agreement") (A) owns all of the issued and outstanding shares of Target's Series B Preferred Stock and (B) has the right to elect and has elected at least one current member of Target's Board of Directors and (ii) on the date hereof, and at all times through and including the Effective Date, the Directors elected by DEPCO or any "Nominee" as defined in the DEPCO Agreement pursuant to the terms of the Target Series B Preferred Stock shall represent less than 20% of the members of Target's Board of Directors.

          3.28 Qualified Thrift Lender. Target Bank is a "qualified thrift lender" within the meaning set forth in Section 10(m) of HOLA.

          3.29 Knowledge as to Conditions. Target knows of no reason why the Requisite Regulatory Approvals (as defined below) should not be obtained.


                               ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES
                               OF PARENT


          Parent hereby represents and warrants to Target as follows:

          4.1 Corporate Organization. (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Parent. Parent is duly registered as a bank holding company under the BHC Act. The Certificate of Incorporation and By-laws of Parent, copies of which have previously been made available to Target, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

          (b) Merger Sub is or will be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (c) Each Significant Subsidiary of Parent is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Significant Subsidiary of Parent has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Parent.

          4.2 Capitalization. (a) The authorized capital stock of Parent consists of 150,000,000 shares of Parent Common Stock and 10,000,000 shares of preferred stock, without par value ("Parent Preferred Stock"). At the close of business on March 31, 1994 there were 95,927,307 shares of Parent Common Stock, 700,000 shares of Parent Preferred Stock (of stated value of $50.00 per share), and 5,750,000 shares of Parent Depositary Shares (each representing a one-tenth interest in a share of 9.30% cumulative preferred stock ($250 stated value)) issued and outstanding, and 543 shares of Parent Common Stock held in Parent's treasury. On March 31, 1994, no shares of Parent Common Stock or Parent Preferred Stock were reserved for issuance, except that 13,052,807 shares of Parent Common Stock were reserved for issuance pursuant to Parent's dividend reinvestment and stock purchase plans, 6,115,251 shares of Parent Common Stock were reserved for issuance upon the exercise of stock options pursuant to the Parent Stock Option and Restricted Stock Award Plan and the Parent 1989 Nonemployee Directors' Restricted Stock Plan (collectively, the "Parent Stock Plans"), 9,357,452 shares of Parent Common Stock were reserved for issuance upon consummation of the merger of New Dartmouth Bank ("New Dartmouth") with a Subsidiary of Parent, pursuant to the Agreement and Plan of Merger, dated as of March 23, 1993, as amended, between Parent and New Dartmouth, 8,453,445 shares of Parent Common Stock were reserved for issuan upon consummation of the merger of Peoples Bancorp of Worcester, Inc. ("Peoples") with a Subsidiary of Parent, pursuant to the Agreement and Plan of Merger dated as of August 26, 1993, as amended, between Parent and Peoples, 7,627,301 shares of Parent
Common Stock were reserved for issuance upon consummation of the merger of Gateway Financial Corporation ("Gateway") with a Subsidiary of Parent, pursuant to the Agreement and Plan of Merger between Parent, Shawmut Service Corporation and Gateway dated as of November 5, 1993, and 1,500,000 shares of Parent Series A Junior Participating Preferred Stock were reserved for issuance upon exercise of the rights (the "Parent Rights") distributed to holders of Parent Common Stock pursuant to the Shareholder Rights Agreement, dated as of February 28, 1989, between Parent and Manufacturers Hanover Trust Company, as Rights Agent (the "Parent Shareholder Rights Agreement"). In addition, Parent has issued and outstanding 1,329,115 warrants to purchase Parent Common Stock. All of the issued and outstanding shares of Parent
Common Stock and Parent Preferred Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except as referred to above or reflected in Section 4.2(a) of the Disclosure Schedule which is being delivered by Parent to Target herewith
(the "Parent Disclosure Schedule") and except for the Parent Shareholder
Rights Agreement, Parent does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Parent Common Stock or Parent Preferred Stock or any other equity securities of Parent or any securities representing the right to purchase or otherwise receive any shares of Parent Common Stock or Parent Preferred Stock. The shares of Parent Common Stock to be issued pursuant to the Merger will authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

          (b) Section 4.2(b) of the Parent Disclosure Schedule sets forth a true and correct list of all of the Parent Subsidiaries as of the date of this Agreement. Except as set forth in Section 4.2(b) of the Parent Disclosure Schedule, Parent owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the Parent Subsidiaries, free and clear of all liens, charges, encumbrances and security interests what-soever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Parent Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character with any party that is not a direct or indirect Subsidiary of Parent calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

          4.3 Authority; No Violation. (a) Parent has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Parent, and no other corporate proceedings on the part of Parent are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding obligation of Parent.

          (b)  Except as set forth in Section 4.3(b) of the Parent
Disclosure Schedule, neither the execution and delivery of this Agreement by Parent, nor the consummation by Parent or Merger Sub, as the case may be, of the transactions contemplated hereby or thereby, nor compliance by Parent or Merger Sub with any of the terms or provisions hereof or thereof, will
(i) violate any provision of the Certificate of Incorporation or By-Laws of Parent or the Certificate of Incorporation or By-Laws of Merger Sub, as the case may be, or (ii) assuming that the consents and approvals referred to in
Section 4.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent or any of its Significant Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which either individually or in the aggregate will not have a Material Adverse Effect on Parent.

          4.4 Consents and Approvals. Except for (i) the filing of applications and notices, as applicable, with the Federal Reserve Board under the BHC Act and approval of such applications and notices, (ii) the filing of applications with the OTS under HOLA and approval of such applications,
(iii) the State Approvals, (iv) the filing with the SEC of the S-4, (v) the approval of this Agreement by Parent as the sole stockholder of Merger Sub,
(vi) the filing of the Certificate of Merger with the Secretary pursuant to the DGCL, (vii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Parent Common Stock pursuant to this Agreement, and (viii) such filings, authorizations or approvals as may be set forth in
Section 4.4 of the Parent Disclosure Schedule, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (1) the execution and delivery by Parent of this Agreement and (2) the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby. The affirmative vote of the holders of the outstanding shares of Parent Common Stock is not required to approve this Agreement or the transactions contemplated hereby.

          4.5 Financial Statements. Parent has previously delivered to Target copies of (a) the consolidated balance sheets of Parent and its Subsidiaries as of December 31 for the fiscal years 1992 and 1993 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal years 1991 through 1993, inclusive, as reported in Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 filed with the SEC under the Exchange Act, in each case accompanied by the audit report of Price Waterhouse, independent public accountants with respect to Parent, and (b) the unaudited consolidated balance sheet of Parent and its Subsidiaries as of March 31, 1994 and March 31, 1993 and the related unaudited consolidated statements of income, changes in shareholders' equity and cash flows for the three month periods then ended as reported in Parent's Quarterly Report on Form 10-Q for the period ended March 31, 1994 filed with the SEC under the Exchange Act. The December 31, 1993 consolidated balance sheet of Parent (including the related notes, where applicable) fairly presents the consolidated financial position of Parent and its Subsidiaries as of the date thereof, and the other financial statements referred to in this
Section 4.5 (including the related notes, where applicable) fairly present and the financial statements referred to in Section 6.8 hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and changes in shareholders' equity and consolidated financial position of Parent and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply, and the financial statements referred to in Section 6.8 hereof will comply, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 6.8 hereof will be, prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of Parent and its Significant Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

          4.6 Broker's Fees. Neither Parent, Merger Sub nor any Parent Subsidiary, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, except that Parent has engaged, and will pay a financial advisory service fee to, Morgan Stanley & Co. Incorporated.

          4.7 Absence of Certain Changes or Events. Except as may be set forth in Section 4.7 of the Parent Disclosure Schedule, or as disclosed in Parent's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 or in any Current Reports of Parent on Form 8-K filed prior to the date of this Agreement, true, complete and correct copies of which have previously been delivered to Target, since December 31, 1993, no event has occurred which has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent.

          4.8 Legal Proceedings. Except as set forth in Section 4.8 of the Parent Disclosure Schedule or in Parent's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, neither Parent nor any of its Subsidiaries is a party to any and there are no pending or, to the best of Parent's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Parent or any of its Subsidiaries as to which there is a reasonable probability of an adverse determination and (i) which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on Parent or
(ii) challenging the validity or propriety of the transactions contemplated by this Agreement. There is no injunction, order, judgment, decree, or regulatory restriction imposed upon Parent, any of its Subsidiaries or the assets of Parent or any of its Subsidiaries which has had, or might reasonably be expected to have, a Material Adverse Effect on Parent.

          4.9 Compliance with Applicable Law. Parent and each of its Subsidiaries hold, and have at all times held, all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default in any respect under any, applicable laws, statutes, orders, rules, regulations, policies and/or guidelines of any Governmental Entity relating to Parent or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such non-compliance or default would not, individually or in the aggregate, have a Material Adverse Effect on Parent, and neither Parent nor any of its Subsidiaries knows of, or has received notice of violation of, any material violations of any of the above.

          4.10 SEC Reports. Parent has made or will make available to Target an accurate and complete copy of each (a) registration statement, prospectus, report, schedule, proxy statement, information statement or other stockholder communication used, circulated or filed after January 1, 1990 by Parent, and no such registration statement, prospectus, report, schedule, proxy statement, information statement or other stockholder communication used, each in the form (including exhibits and amendments thereto) filed with the SEC (or if not so filed, in the form first used or circulated) (collectively, the "Parent Reports"), contained, as of its date, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Parent has timely filed, and will timely file, all Parent Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Parent Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

          4.11 Parent Information. The information relating to or provided by Parent and its Subsidiaries to be contained or incorporated by reference in the Proxy Statement and the S-4, or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. The S-4 (except for such portions thereof that relate only to Target or any of its Subsidiaries) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

          4.12 Accuracy of Information. The statements contained in this Agreement, the Parent Disclosure Schedule or in any other written document delivered by or on behalf of Parent pursuant to the terms of this Agreement are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein not misleading.

          4.13  Undisclosed Liabilities.  Except (a) as set forth in
Section 4.13 of the Parent Disclosure Schedule, (b) for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of Parent included in its Form 10-Q for the quarter ended March 31, 1994 and
(c) for liabilities incurred in the ordinary course of business consistent with past practice, since December 31, 1993, neither Parent nor any of its Subsidia-ries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, is, or could reasonably be expected to have a Material Adverse Effect.

          4.14 Knowledge as to Conditions. Parent knows of no reason why the Requisite Regulatory Approvals should not be obtained.

                                 ARTICLE V

                 COVENANTS RELATING TO CONDUCT OF BUSINESS


          5.1 Covenants of Target. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Parent, Target and its Subsidiaries shall carry on their respective businesses in the ordinary course and consistent with prudent banking practice. Target will, and will use its best efforts to cause each of its Subsidiaries, to (x) preserve intact its and their business organizations, (y) keep available to itself and Parent the present services of its and their employees and
(z) preserve intact for itself and Parent the goodwill of its and their customers and others with whom business relationships exist. Without limiting the generality of the foregoing, and except as consented to in writing by Parent, Target shall not, and shall not permit any of its Subsidiaries to:

          (a) solely in the case of Target, declare or pay any dividends on, or make other distributions in respect of, any of its capital stock except for regular dividends on Target Series B Preferred Stock;

          (b) (i) adjust, split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (other than payment of regular dividends on Target Series B Pre-ferred Stock) or grant any stock appreciation rights except upon the exercise or fulfillment of rights or options issued or existing pursuant to employee or director benefit plans, programs or arrangements, all to the extent outstanding and in existence on the date of this Agreement and listed in Section 3.11 of the Target Disclosure Schedule, or (ii) repurchase, redeem or otherwise acquire (except for the acquisition of Trust Account Shares and DPC Shares, as such terms are defined in Section 1.4(b) hereof or as required by the DEPCO Agreement) any shares of the capital stock of Target or any Target Subsidiary, or any securities convertible into or exercisable for any shares of the capital stock of Target or any Target Subsidiary;

          (c) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock (other than payment of regular dividends on Target Series B Preferred Stock) or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than the grant of options required pursuant to the Subsequent Grant provision of the Target 1993 Stock Option Plan For Three Year Term Outside Directors (the "Subsequent Options") and the issuance of Target Common Stock upon exercise of Subsequent Options, the issuance of Target Common Stock upon exercise of Subsequent Options, the issuance of Target Common Stock pursuant to stock options or similar rights to acquire Target Common Stock granted pursuant to the Target Stock Option Plans and outstanding prior to the date of this Agreement or pursuant to the Target Warrants, in each case in accordance with their terms on the date hereof;

          (d) amend its Certificate of Incorporation, By-laws or other similar governing documents;

          (e) authorize or permit any of its officers, directors, employees or agents directly or indirectly to solicit, initiate or encourage any inquiries relating to, or other making of any proposal which constitutes, a "takeover proposal" (as defined below), or, except to the extent legally required for the discharge of the fiduciary duties of the Board of Directors of Target as advised in writing by such Board's outside counsel, recommend or endorse any takeover proposal, or participate in any discussions or negotiations, or provide third parties with any nonpublic information, relating to any such inquiry or proposal or otherwise facilitate any effort or attempt to make or implement a takeover proposal; provided, however, that Target may communicate information about any such takeover proposal to its stockholders if, in the judgment of Target's Board of Directors with the written advice of such Board's outside counsel, such communication is required under applicable law. Target will immediately cease and cause to be terminated any existing activities, discussions or negotiations previously conducted with any parties other than Parent with respect to any of the foregoing and shall demand the return of any confidential information provided to any other person and will enforce its rights, under any confidentiality agreement, to the return of any confidential information in the event any such other person does not return such information. Target will take all actions necessary or advisable to inform the appropriate individuals or entities referred to in the first sentence of this Section 5.1(e) of the obligations undertaken in this
Section 5.1(e). Target will notify Parent immediately if any such inquiries or takeover proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, Target, and Target will promptly inform

Parent in writing of all of the relevant details with respect to the foregoing. As used in this Agreement, "takeover proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Target or any Subsidiary of Target or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, Target or any Subsidiary of Target other than the transactions contemplated or permitted by this Agreement;

          (f) except as set forth in Section 5.1 of the Target Disclosure Schedule, make any capital expenditures other than in the ordinary course of business, as necessary to maintain existing assets in good repair or capital expenditures contemplated by the Target Business Plan dated as of April 15, 1994 previously furnished to Parent (the "Business Plan");

          (g) enter into any new, or materially alter or expand any present line of business other than new lines of businesses, or material alterations or expansions of present lines of business contemplated by the Business Plan;

          (h) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or (other than in the ordinary course of business) otherwise acquire any assets, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with prudent banking practices, which would be material, individually or in the aggregate, to Target or Target Bank, as the case may be;

          (i) except as required by law, take any action that is intended or could reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VII not being satisfied, or in a violation of any provision of this Agreement;

          (j) change its methods of accounting in effect at March 31, 1994, except as required by changes in GAAP or regulatory accounting principles as concurred in by Target's independent auditors;

          (k) except as set forth in Section 5.1 of the Target Disclosure Schedule, (i) except as required by applicable law or to maintain qualification pursuant to the Code, adopt, amend, renew (for a term longer than the prior term) or terminate any Plan or any agreement, arrangement, plan or policy between Target or any Subsidiary of Target and one or more of its current or former directors, officers or employees or (ii) except as set forth in Section 5.1 of the Target Disclosure Schedule, except for normal increases in the ordinary course of business consistent with past practice or except as required by applicable law, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares) or
(iii) enter into, modify or renew (for a term longer than the prior term) any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of such party of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement;

          (l) take or cause to be taken any action which would disqualify the Merger as a tax free reorganization under Section 368 of the Code;

          (m) other than activities in the ordinary course of business consistent with prudent banking practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements;

          (n) other than in the ordinary course of business consistent with prudent banking practice or to cover expenses and obligations under this Agreement, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

          (o) file any application to relocate or terminate the operations of any office of it or any of its Subsidiaries (other than the previously announced move of Target's head office to Farmington, Connecticut);

          (p) commit any act or omission which constitutes a breach or default by Target or any of its Subsidiaries under any Regulatory Agreement or a material breach or default by Target or any of its Subsidiaries under any material contract or material license to which Target or any of its Subsidiaries is a party or by which any of them or their respective properties is bound;

          (q) make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosure, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with prudent banking practices;

          (r) create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space to which Target or any of its Subsidiaries is a party or by which Target or any of its Subsidiaries or their respective properties is bound except that Target may renew contracts, agreements or leases in the ordinary course of business after consultation with Parent;

          (s) settle any claim, action or proceeding involving any liability of Target or any Subsidiary of Target for material money damages or material restrictions upon the operation of Target or any Subsidiary of Target;

          (t) take any other action that would materially adversely affect or materially delay the ability of Parent or Target to obtain the Requisite Regulatory Approvals (as defined below) or otherwise materially adversely affect Parent's ability to consummate the transactions contemplated by this Agreement; or

          (u) authorize or enter into any agreement or commitment to do any of the foregoing.

          5.2 Covenants of Parent. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Target, Parent and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with prudent banking practice. Without limiting the generality of the foregoing, and except as consented to in writing by Target, Parent shall not, and shall not permit any of its Subsidiaries to:

          (a) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

          (b) take or cause to be taken any action which would disqualify the Merger as a tax free reorganization under Section 368 of the Code;

          (c) take any other action that would materially adversely affect or materially delay the ability of Parent or Target to obtain the Requisite Regulatory Approvals or otherwise materially adversely affect Parent's ability to consummate the transactions contemplated by this Agreement;


          (d) solely in the case of Parent, declare or pay any dividend on, or make any other distributions in respect of, the Parent Common Stock except for regular dividends and dividends or distributions in Parent Common Stock;

          (e) consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person unless such person shall expressly assume the obligations of Parent hereunder; or

          (f) authorize or enter into any agreement or commitment to do any of the foregoing.


                               ARTICLE VI

                          ADDITIONAL AGREEMENTS


          6.1 Regulatory Matters. (a) Target shall promptly prepare and file with the SEC the Proxy Statement and Parent shall promptly prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. Each of Parent and Target shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and Target shall thereafter mail the Proxy Statement to its stockholders. Parent shall also use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and Target shall furnish all information concerning Target and the holders of Target Common Stock as may be reasonably requested in connection with any such action.

          (b) The parties hereto shall cooperate with each other and use their reasonable best efforts promptly to prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger) (it being understood that any amendments to the S-4 or a resolicitation of proxies as a consequence of an acquisition agreement by Parent or any of its Subsidiaries shall not violate this covenant). Target and Parent shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Target or Parent, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement; provided, however, that nothing contained herein shall be deemed to provide either party with a right to review any information provided to any Governmental Entity on a confidential basis in connection with the transactions contemplated hereby. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

          (c) Parent and Target shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of Parent, Target or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

          (d) Parent and Target shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained the receipt of any such approval will be materially delayed.

          6.2 Access to Information. (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, Target shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of Parent, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, Target shall, and shall cause its Subsidiaries to, make available to Parent (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal securities laws or Federal or state banking, savings and loan or savings association laws (other than reports or documents which Target is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request. Neither Target nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Target's customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Parent will hold all such information in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement between Parent and Target (the "Confidentiality Agreement").

          (b) Upon reasonable notice and subject to applicable laws relating to the exchange of information, Parent shall, and shall cause its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of Target, access, during normal business hours during the period prior to the Effective Time, to such information regarding Parent and its Subsidiaries as shall be reasonably necessary for Target to fulfill its obligations pursuant to this Agreement to prepare the Proxy Statement or which may be reasonably necessary for Target to confirm that the representations and warranties of Parent contained herein are true and correct and that the covenants of Parent contained herein have been performed in all material respects. Neither Parent nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Parent's customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

          (c) All information furnished by Parent to Target or its representatives pursuant hereto shall be treated as the sole property of Parent and, if the Merger shall not occur, Target and its representatives shall return to Parent all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information. Target shall, and shall use its best efforts to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned and shall not apply to (i) any information which (x) was legally in Target's possession prior to the disclosure thereof by Parent; (y) was then generally known to the public; or (z) was disclosed to Target by a third party not bound by an obligation of confidentiality or (ii) disclosures made as required by law. It is further agreed that, if in the absence of a protective order or the receipt of a waiver hereunder Target is nonetheless, in the written opinion of its outside counsel, compelled to disclose information concerning Parent to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, Target may disclose such information to such tribunal or governmental body or agency without liability hereunder.

          (d) No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

          (e) Within ten business days of the date of this Agreement, Target shall deliver to Parent amended Section 3.17 of the Target Disclosure Statement setting forth an investment securities report which includes pay down factors, paydown speeds, durations, and weighted average life, in each case as of March 31, 1994.

          6.3 Stockholders Meeting. Target shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders to be held as soon as is reasonably practicable after the date on which the S-4 becomes effective for the purpose of voting upon the approval of this Agreement. Target will, through its Board of Directors, except to the extent legally required for the discharge of the fiduciary duties of such board as advised in writing by such Board's outside counsel, recommend to its stockholders approval of this Agreement and the transactions contemplated hereby and such other matters as may be submitted to its stockholders in connection with this Agreement. Target and Parent shall coordinate and cooperate with respect to the foregoing matters.

          6.4 Legal Conditions to Merger. Each of Parent and Target shall, and shall cause its subsidiaries to, use their reasonable best efforts
(a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by Target or Parent or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement.

          6.5 Affiliates. Target shall use its best efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of Target (each an "Affiliate") to deliver to Parent, as soon as practicable after the date of this Agreement, and prior to the date of the stockholders meeting called by Target to approve this Agreement, a written agreement, in substantially the form of Exhibit 6.5 hereto.

          6.6 Stock Exchange Listing. Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the New York Stock Exchange, Inc. (the "NYSE"), subject to official notice of issuance, prior to the Effective Time.

          6.7  Indemnification; Directors' and Officers' Insurance.  (a)
In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of Target or any of its Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to any action or omission by such person in his or her capacity as a director, officer or employee of Target, any of the Target Subsidiaries or any of their respective predecessors, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, Parent shall indemnify and hold harmless, as and to the fullest extent provided in Target's Certificate of Incorporation and Bylaws and permitted by Delaware law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including, to the extent so provided and permitted, reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation upon receipt of any undertaking required by applicable law or Target's Certificate of Incorporation or Bylaws), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), an Indemnified Party may retain counsel reasonably satisfactory to him or her after consultation with Parent; provided, however, that (1) Parent shall have the right to assume the defense thereof and upon such assumption Parent shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Parent elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between Parent and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Parent, and Parent shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) Parent shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, (3) Parent shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (4) Parent shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited under applicable law. Any Indemnified Party wishing to claim Indemnification under this Section 6.7, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Parent thereof, provided that the failure to so notify shall not affect the obligations of Parent under this Section 6.7 except to the extent such failure to notify materially prejudices Parent. Parent's obligations under this Section 6.7 continue in full force and effect for a period of six (6) years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the final disposition of such Claim.

          (b) Parent shall use its best efforts to cause the persons serving as officers and directors of Target immediately prior to the Effective Time to be covered for a period of four (4) years from the Effective Time by the directors' and officers' liability insurance policy maintained by Target (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions, including limits, deductibles and prior acts coverage, which are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that, in the event that the annual amount Parent would be required to expend would be more than 200% of the current annual amount expended by Target (the "Insurance Amount") to maintain insurance coverage for such persons under Target's current policies, Parent may self insure; and further provided that if Parent is unable to maintain or obtain the insurance called for by this Section 6.7(b), Parent shall use its best efforts to obtain as much comparable insurance as available for the Insurance Amount. Nothing in this Section 6.7(b) shall be deemed to modify any existing contractual obligations under any agreements of Target or any of its Subsidiaries.

          (c)  In the event Parent or any of its successors or assigns
(i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent assume the obligations set forth in this section.

          (d) The provisions of this Section 6.7 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

          6.8 Subsequent Financial Statements. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter ending after the date of this Agreement, Parent will deliver to Target and Target will deliver to Parent their respective Quarterly Reports on Form 10-Q, as filed with the SEC under the Exchange Act.

          6.9 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, Parent.

          6.10 Advice of Changes. Parent and Target shall promptly advise the other party of any change or event having a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Effective Time, each party will promptly supplement or amend the Disclosure Schedules delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedules or which is necessary to correct any information in such Disclosure Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Disclosure Schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in Section 7.2(a) or 7.3(a) hereof, as the case may be, or the compliance by Target or Parent, as the case may be, with the respective covenants set forth in Sections 5.1 and 5.2 hereof.

          6.11 Current Information. During the period from the date of this Agreement to the Effective Time, Target will cause one or more of its designated representatives to confer on a regular and frequent basis (not less than monthly) with representatives of Parent and to report (i) the general status of the ongoing operations of Target and its Subsidiaries and (ii) the status of, and the action proposed to be taken with respect to, those Loans held by Target or any Target Subsidiary which, individually or in combination with one or more other Loans to the same borrower thereunder, have an unpaid principal amount of $100,000 or more and are non-performing assets. Target will promptly notify Parent of any material change in the normal course of business or in the operation of the properties of Target or any of its Subsidiaries and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of significant litigation involving Target or any of its Subsidiaries, and will keep Parent fully informed of such events.

          6.12 Termination of Regulatory Agreements. Target shall, and shall cause Target Bank to, use its reasonable best efforts in cooperation with Parent to confirm that all Regulatory Agreements to which Target or Target Bank is or becomes subject to will be terminated and of no further force and effect at or prior to the Effective Time.

          6.13 Tax Returns. Target shall prepare and file, as approved and directed by Parent, any Tax returns (including, without limitation, New York Real Property Transfer and Transfer Gains Tax pre-clearance forms) with respect to the Merger as Parent shall reasonably request.

          6.14 Employee Benefit Plans; Existing Agreements. (a) Except as otherwise provided herein, the employees of Target and its Subsidiaries (the "Target Employees") shall be entitled to participate in Parent's employee benefit plans in which similarly situated employees of Parent participate, to the same extent as comparable employees of Parent. As soon as administratively practicable after the Effective Time, Parent shall permit the Target Employees to participate in Parent's group hospitalization, medical, life and disability insurance plans, defined benefit pension plan, thrift plan, severance plan and similar plans, on the same terms and conditions as applicable to comparable employees of Parent and its Subsidiaries (including the waiver of pre-existing condition prohibitions), giving effect to years of service with Target and its Subsidiaries (to the extent Target gave effect) as if such service were with Parent, for purposes of eligibility and vesting, but not for benefit accrual purposes (except as regards to vacation, severance and short-term disability accruals or for purposes of determining employer contributions for retiree medical benefits). Notwithstanding anything in this Section 6.14 to the contrary, participation by Target Employees in employee benefit plans and programs of Parent with respect to which eligibility for employees of Parent to participate is at the discretion of Parent shall be at the sole discretion of Parent.

          (b) Following the Effective Time, Parent shall honor and shall cause the Surviving Corporation to honor in accordance with their terms all individual employment, severance and other compensation agreements existing prior to the execution of this Agreement, which are between Target and any director, officer or employee thereof and which have been disclosed in the Target Disclosure Schedule.

          (c) To the extent not duplicative of any agreement or arrangement described in paragraph (b) above, Parent agrees to make the payments and provide the benefits set forth on Exhibit 6.14(c)(1) to the employees of Target or Target Bank (the names of which shall be set forth on Section 3.11 of the Target Disclosure Schedule). Parent further agrees to honor and cause the Surviving Corporation to honor the retirement plan, in substantially the form attached as Exhibit 6.14(c)(2) hereto, previously adopted for the members of the board of directors of Target.

          (d) Notwithstanding anything in this Section 6.14 to the contrary, Parent shall have sole discretion with respect to the determination as to whether to terminate, merge or continue any employee benefit plans and programs of Target; provided, however, that Parent shall continue to maintain Target plans (other than stock-based or incentive plans) until Target Employees are permitted to participate in Parent's plans.


                                  ARTICLE VII

                            CONDITIONS PRECEDENT


          7.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) Stockholder Approval. This Agreement shall have been approved and adopted by the affirmative vote of the holders of at least a majority of the outstanding shares of Target Common Stock entitled to vote thereon.

          (b) NYSE Listing. The shares of Parent Common Stock which shall be issued to the stockholders of Target upon consummation of the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

          (c) Other Approvals. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired; and the parties shall have procured all other regulatory approvals, consents or waivers of governmental authorities that are necessary to the consummation of this Agreement (other than immaterial consents, the failure to obtain which would not have a Material Adverse Effect on Parent (on a combined basis giving effect to the Merger)); provided, however, that no approval, consent or waiver referred to in this Section 7.1(c) shall be deemed to have been received if it shall include any condition or requirement that, in the opinion of Parent, would so materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement to Parent as to render inadvisable the consummation of the Merger; provided further, that no condition or requirement which does no more than subject Parent or Target to legal requirements generally applicable to a bank holding company under the BHC Act or savings and loan holding company under HOLA as a matter of law shall be deemed to affect materially and adversely the economic or business benefits of the transactions contemplated by this Agreement (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

          (d) S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (e) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement (an "Injunction") shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger.

          (f) Federal Tax Opinion. Parent and Target shall have received an opinion of Sullivan & Cromwell, counsel to Parent, in form and substance reasonably satisfactory to Parent and Target, dated as of the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368 of the Code and that accordingly:

        (i) No gain or loss will be recognized by Parent, Merger Sub or Target as a result of the Merger; and

       (ii) No gain or loss will be recognized by the stockholders of Target who or which exchange their Target Common Stock solely for Parent Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Parent Common Stock).

        In rendering such opinion, Sullivan & Cromwell may require and rely upon representations contained in certificates of officers of Parent, Merger Sub, Target and others.

        7.2  Conditions to Obligations of Parent.  The obligation of
Parent to effect the Merger is also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

        (a) Representations and Warranties. The representations and warranties of Target set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. Parent shall have received a certificate signed on behalf of Target by the Chief Executive Officer and the Chief Financial Officer of Target to the foregoing effect.

        (b) Performance of Obligations of Target. Target shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of Target by the Chief Executive Officer and the Chief Financial Officer of Target to such effect.

        (c) Consents Under Agreements. The consent, approval or waiver of each person (other than the Governmental Entities referred to in Section 7.1(c)) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of Target or any Subsidiary of Target under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument shall have been obtained, except where the failure to obtain such consent, approval or waiver would not materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement to Parent as to render inadvisable the consummation of the Merger.

        (d) No Pending Governmental Actions. No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

        (e) DEPCO Directors. (i) DEPCO or any "Nominee" as defined in the DEPCO Agreement (A) shall own all of the issued and outstanding shares of Target Series B Preferred Stock and (B) shall have the right to elect and shall have elected at least one current member of Target's Board of Directors and
(ii) the Directors elected by DEPCO or any "Nominee" as defined in the DEPCO Agreement pursuant to the Target Series B Preferred Stock shall represent less than 20% of the number of Target's Board of Directors.

        (f) Accountant's Letter. Target shall have caused to be delivered to Parent letters from Target's independent public accountants dated the date on which the S-4 or last amendment thereto shall become effective, and dated the Closing Date, and addressed to Parent and Target, with respect to Target's consolidated financial position and results of operation, which letters shall be based upon SAS 72 and certain agreed upon procedures to be specified by Parent, which procedures shall be consistent with applicable professional standards for letters delivered by independent accountants in connection with comparable transactions.

        7.3  Conditions to Obligations of Target.  The obligation of
Target to effect the Merger is also subject to the satisfaction or waiver by Target at or prior to the Effective Time of the following conditions:

        (a) Representations and Warranties. The representations and warranties of Parent set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. Target shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to the foregoing effect.

        (b) Performance of Obligations of Parent. Parent shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Target shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

        (c) Consents Under Agreements. The consent or approval of each person (other than the Governmental Entities referred to in Section 7.1(c)) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument to which Parent or any of its Subsidiaries is a party or is otherwise bound, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Parent and its Subsidiaries taken as a whole (after giving effect to the transactions contemplated hereby), shall have been obtained.

        (d) No Pending Governmental Actions. No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.



                               ARTICLE VIII

                          TERMINATION AND AMENDMENT


        8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Target:

        (a) by mutual consent of Parent and Target in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

        (b) by either Parent or Target upon written notice to the other party (i) ninety (90) days after the date on which any request or application for a Requisite Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Requisite Regulatory Approval, unless within the 90-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 8.1(b)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of any of the transactions contemplated by this Agreement;

        (c) by either Parent or Target if the Merger shall not have been consummated on or before June 30, 1995, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

        (d) by either Parent or Target (provided that if the terminating party is Target, Target shall not be in material breach of any of its obligations under Section 5.1(e) or 6.3) if any approval of the stockholders of Target required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment or postponement thereof;

        (e) by either Parent or Target (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within forty-five (45) days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing;

        (f) by either Parent or Target (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements set forth in this

Agreement on the part of the other party, which breach shall not have been cured within forty-five (45) days following receipt by the breaching party of written notice of such breach from the other party hereto; or

        (g)(i) by Target, if (either before or after the approval by the stockholders of this Agreement) its Board of Directors so determines by a vote of a majority of the members of its entire Board, at any time during the five-day period commencing with the Determination Date, if the Parent Common Stock Average Price on the Determination Date shall be less than $21.465; subject, however, to subsection (g)(ii).

             (ii) If Target elects to exercise its termination right pursuant to subsection (g)(i), it shall give prompt written notice to Parent (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned five-day period). During the three-day period commencing with its receipt of such notice, Parent shall have the option of increasing the consideration to be received by holders of Target Common Stock hereunder by adjusting the Exchange Ratio to equal a number equal to $10.875 divided by the Parent Common Stock Average Price. If Parent makes an election contemplated by this subsection (g)(ii) within such three-day period, it shall give prompt written notice to Target of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this subsection
(g) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this subsection (g).

        For purposes of this subsection (g), the following terms shall have the meanings indicated:

        "Determination Date" means the date on which the last regulatory approval required to consummate the Merger has been obtained and all statutory waiting periods in respect thereof have expired.

        "Parent Common Stock Average Price" means the average of the daily closing sales prices of Parent Common Stock as reported on the NYSE Composite Transactions reporting system (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by Parent) for the 15 consecutive full trading days in which such shares are traded on the NYSE ending at the close of trading on the trading day immediately prior to the Determination Date.

        8.2 Fee. (a) Target hereby agrees to pay Parent and Parent shall be entitled to payment of, a fee (the "Fee") of $11,000,000 following the occurrence of a Purchase Event (as defined below); provided that Parent shall have sent written notice of such entitlement within 90 days following such Purchase Event. Such payment shall be made in immediately available funds within five business days after delivery of such notice. The right to receive the Fee shall terminate if any of the following (a "Fee Termination Event") occurs prior to a Purchase Event: (i) the Effective Time of the Merger, (ii) termination of this Agreement in accordance with the provisions hereof if such termination occurs prior to the occurrence of a Preliminary Purchase Event, except a termination by Parent pursuant to Sections 8.1(e) or (f) hereof (unless the breach by Target is non-volitional), or (iii) if termination of this Agreement follows the occurrence of a Preliminary Purchase Event (x) the passage of twenty-four months after termination of this Agreement (eighteen months in the case of a Preliminary Purchase Event listed in subsection (c)(iv) or (c)(v)) if such termination is by Parent pursuant to Sections 8.1(e) or (f) of this Agreement (unless the breach by Target is non-volitional) or pursuant to Section 8.1(d), or (y) if such termination is otherwise pursuant to Section
8.1. The "Last Preliminary Purchase Event" shall mean the last Preliminary Purchase Event to expire.

        (c) The term "Preliminary Purchase Event" shall mean any of the following events or transactions occurring after the date hereof:

        (i)Target or any of the Target Subsidiaries without having received Parent's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Agreement having the meaning assign -ed thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act") and the rules and regulations thereunder) other than Parent or any of the Parent
   Subsidiaries or the Board of Directors of Target shall have recommended that the shareholders of Target approve or accept any Acquisition Transaction with any person other than Parent or any Parent Subsidiary.
   For purposes of this Agreement, "Acquisition Transaction" shall mean
   (A) a merger or consolidation, or any similar transaction, involving
   Target or any Target Significant Subsidiary, (B) a purchase, lease or other acquisition of all or substantially all of the assets or deposits of Target or any Target

   Significant Subsidiary, (C) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Target or a Target Significant Subsidiary; provided that the term "Acquisition Transaction" does not include any internal merger or consolidation involving only Target and/or Target Subsidiaries;

         (ii) (A) Any person (other than Parent or any Parent Subsidiary) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Target Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Securities Exchange Act, and the rules and regulations thereunder), or (B) any group (as such term "group" is defined in Section 13(d)(3) of the Securities Exchange Act), other than a group of which Parent or any Parent Subsidiary is a member, shall have been formed that beneficially owns 10% or more of the Target Common Stock then outstanding;

        (iii) Any person other than Parent or any Parent Subsidiary shall have made a bona fide proposal to Target or its shareholders, by public announcement or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction (including, without limitation, any situation which any person other than Parent or any Parent Subsidiary shall have commenced (as such term is defined in Rule 14d-2 under the Securities Exchange Act) or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Target Common Stock such that, upon consummation of such offer, such person would own or control 10% or more of the then outstanding shares of Target Common Stock (such an offering referred to herein as a "Tender Offer" or an "Exchange Offer", respectively));

         (iv) After a proposal is made by a third party to Target or its shareholders to engage in an Acquisition Transaction, or such third party states its intention to Target to make such a proposal if the Plan terminates, Target shall have breached any representation, covenant or obligation contained in this Agreement and such breach would entitle Parent to terminate this Agreement under Sections 8.01(e) or (f) of this Agreement (without regard to the cure periods provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of this Agreement); or

          (v) the holders of Target Common Stock shall not have approved this Agreement at the meeting of such stockholders held for the purpose of voting on this Agreement or such meeting shall not have been held or shall have been canceled prior to termination of this Agreement, in each case after any person (other than Parent or any Parent Subsidiary) shall have (A) made, or disclosed an intention to make, a bona fide proposal to engage in an Acquisition Transaction or
   (B) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer.

        (d) The Term "Purchase Event" shall mean either of the following events or transactions occurring after the date hereof:

        (i) The acquisition by any person, other than Parent or any Parent Subsidiary, alone or together with such person's affiliates and associates, or any group (as defined in Section 13(d)(3) of the Securities Exchange Act), of beneficial ownership of 50% or more of the Target
   Common Stock; or

       (ii) The occurrence of a Preliminary Purchase Event described in Section 8.2(c)(i) except that the percentage referred to in clause
   (C) shall be 50%.

        (e) Target shall notify Parent promptly in writing of its knowledge of the occurrence of any Preliminary Purchase Event or Purchase Event; provided, however, that the giving of such notice by Target shall not be a condition to the right of Parent to the Fee.

        8.3 Effect of Termination. (a) In the event of termination of this Agreement by either Parent or Target as provided in Section 8.1, this Agreement shall forthwith become void and have no effect except (i) the last sentence of Section 6.2(a), and Sections 6.2(c), 8.2, 8.3, 9.3 and 9.4, shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

        8.4 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the common stockholders of Target; provided, however, that after any approval of the transactions contemplated by this Agreement by Target's common stockholders, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to the Target stockholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        8.5      Extension; Waiver.  At any time prior to the Effective
Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the transactions contemplated by this Agreement by Target's common stockholders, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the Target stockholders hereunder other than as contemplated by this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.


                               ARTICLE IX

                           GENERAL PROVISIONS


        9.1 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be selected by Parent, which shall be the tenth business day after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII hereof (the "Closing Date"), at the offices of Parent, unless another time, date or place is writing by the parties hereto.

        9.2 Alternative Structure. Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time, Parent shall be entitled to revise the structure of the Merger and related transactions provided that each of the transactions comprising such revised structure shall
(i) not subject any of the stockholders of Target to adverse tax consequences or change the amount of consideration to be received by such stockholders and
(ii) be capable of consummation without material delay. This Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure.

        9.3  Nonsurvival of Representations, Warranties and Agreements.
None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

        9.4 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall he paid by the party incurring such expense, provided, however, that the costs and expenses of printing and mailing the Proxy Statement, and all filing and other fees paid to the SEC in connection with the Merger, shall be borne equally by Parent and Target, provided, further, however, that in the event of termination of this Agreement in accordance with the provisions hereof, except a termination by Parent pursuant to Section 8.1(e) or (f) hereof, Parent shall pay for the accountant's letters pursuant to Section 7.2(f).

        9.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)  if to Parent, to:

                       Shawmut National Corporation
                       777 Main Street
                       Hartford, CT  06115
                       Fax:  (203) 728-4205
                       Attn:  Chief Executive Officer

                       with a copy to:

                       Sullivan & Cromwell
                       125 Broad Street
                       New York, NY  10004
                       Fax:  (212) 558-3588
                       Attn:  Donald J. Toumey, Esq.

                  and

                  (b)  if to Target, to:

                       Northeast Federal Corp.
                       50 State House Square
                       Hartford, CT  06103
                       Fax:  (203) 280-0008
                       Attn:  Chief Executive Officer

                       with a copy to:

                       Muldoon, Murphy & Faucette
                       5101 Wisconsin Avenue, N.W.
                       Washington, D.C.  20016
                       Fax:  (202) 966-9409
                       Attn:  Thomas J. Haggerty, Esq.

        9.6 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

        9.7 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        9.8 Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement.

        9.9 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements made and wholly to be performed in such state.

        9.10 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in the last sentence of Section 6.2(a) and in Section 6.2(c) of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the last sentence of
Section 6.2(a) and Section 6.2(c) of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

        9.11 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        9.12 Publicity. Except as otherwise required by law or the rules of the NYSE or the National Association of Securities Dealers, so long as this Agreement is in effect, neither Parent nor Target shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other written statement for general circulation with respect to the transac-tions contemplated by this Agreement, without the consent of the other party, which consent shall not be unreasonably withheld.

        9.13 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, and any purported such assignment shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.7 hereof, this Agreement (including the documents and instruments referred to herein) is not intended to, and shall not, confer upon any person other than the parties hereto any rights or remedies hereunder.

       IN WITNESS WHEREOF, Parent and Target have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                              SHAWMUT NATIONAL CORPORATION


                             By
                                   Name:
                                  Title:


                              NORTHEAST FEDERAL CORP.


                             By
                                  Name:
                                 Title: